EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 to be filed on September 8, 2008 pertaining to the Waste Management Retirement Savings Plan for Bargaining Unit Employees and the Waste Management Retirement Savings Plan of our reports (a) dated February 18, 2008, with respect to the consolidated financial statements and schedule of Waste Management, Inc., and the effectiveness of internal control over financial reporting of Waste Management, Inc., included in its Annual Report (Form 10-K), and (b) dated June 30, 2008, with respect to the financial statements and supplemental schedule of the Waste Management Retirement Savings Plan for Bargaining Unit Employees and the Waste Management Retirement Savings Plan included in the Plans’ Annual Reports (Forms 11-K), for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Houston, Texas
September 5, 2008